EXHIBIT 99.1

Royal Gold Reports Second Quarter 2018 Results

DENVER, COLORADO. FEBRUARY 7, 2018: ROYAL GOLD, INC. (NASDAQ: RGLD) (together with its subsidiaries, “Royal Gold” or the “Company,” “we” or “our”) reports a net loss of $15 million, or ($0.23) per share, on revenue of $114 million in its fiscal second quarter ended December 31, 2017 (“second quarter”). Second quarter reported earnings reflected the impact of recently enacted U.S. tax legislation and a non-cash functional currency election. Absent these impacts, adjusted net income1 was $28 million, or $0.41 per share, up 16% from the prior year quarter.

An expense of $26.4 million, or $0.40 per share related to U.S. tax legislation was recorded during the second quarter. As a United States domiciled company, we expect that the U.S. tax legislation will have a positive long-term impact on Royal Gold’s future financial results through the reduction in the U.S. corporate tax rate from 35% to 21% and by allowing us to efficiently repatriate future foreign earnings.

We also recorded an expense of $15.9 million, or $0.24 per share, related to a non-cash functional currency election to file certain Canadian income tax returns in U.S. dollars. This election is intended to reduce the volatility of Royal Gold’s effective tax rate due to quarterly mark-to-market adjustments.

Second Quarter Highlights Compared to Prior Year Quarter:

•	Revenue of $114 million, an increase of 7%
•	Operating cash flow of $76 million, an increase of 8%
•	Volume of 89,700 GEOs,[2] an increase of 2%
•	Dividends paid of $16 million, an increase of 5%
•	Repaid an additional $50 million on revolving credit facility
•	Average gold price of $1,275, an increase of 4%

[1]	Adjusted Net Income is a non-GAAP measure. Please see page 17 for reconciliation.

[2]	Gold Equivalent Ounces, (“GEOs”) are calculated as revenue divided by the average gold price for the same period. GEOs net of stream payments were 74,100 in the second quarter, compared to 69,100 in the prior year quarter.

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“We are pleased to deliver another quarter of strong, steady performance,” commented Tony Jensen, President and CEO. “While one-time and non-cash adjustments impacted our reported earnings, we demonstrated solid revenue and cash flow growth. We received our first deliveries of gold and silver from Rainy River, continued to pay down debt, and increased our dividend for the 17th straight year. Looking forward to the rest of calendar 2018, we expect to see growth from new production at Rainy River, a higher stream rate at Wassa and Prestea, initial production from Cortez Crossroads, and the implementation of the Peñasquito Pyrite Leach Project.”

Recent Developments

US Tax Reform

On December 22, 2017, H.R. 1, originally known as the Tax Cuts and Jobs Act (the “Act”), was enacted and is effective for tax years including January 1, 2018. Certain effects of the Act are recognized in the period of enactment, or the period ending December 31, 2017. Certain other aspects of the Act are not effective for fiscal June 30 companies until July 1, 2018.

The Act, among other things, reduced the U.S. corporate income tax rate to 21% starting January 1, 2018. As a United States domiciled company, we expect that the Act will have a positive long-term impact on Royal Gold’s future financial results through the reduction in the U.S. corporate tax rate from 35% to 21% and by allowing us to efficiently repatriate future foreign cash flows from our foreign subsidiaries. As the Company is a fiscal year taxpayer, we applied a blended federal U.S. income tax rate of approximately 28.1% for the fiscal year ending June 30, 2018. The blended percentage was calculated on a pro-rata percentage of the number of days in the fiscal year occurring before and after January 1, 2018. Our U.S. statutory federal corporate income tax rate will be 21% for the fiscal year commencing on July 1, 2018 and all future years. We estimate that our effective tax rate in the second half of fiscal 2018 will be between 17% and 23%.

As a result of the Act, we recorded an expense of $26.4 million in the second quarter. This amount, which is included in income tax expense on our consolidated statements of operations and comprehensive income, consists of three components: (i) an $11.5 million charge relating to the one-time mandatory tax on the net accumulated post-1986 untaxed earnings and profits of the Company’s foreign subsidiaries, which we will elect to pay over an eight-year period, (ii) a $2.3 million benefit resulting from the re-measurement of the Company’s net deferred tax assets and liabilities, and (iii) a $17.2 million charge related to re-measurement of the U.S. income tax impacts resulting from foreign uncertain tax positions.

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Functional Currency Election

As indicated above, we recorded an expense of $15.9 million related to the effects of a non-cash functional currency election to file certain Canadian income tax returns in U.S. dollars. Prior to the functional currency election, certain deferred tax liabilities were measured on the difference between adjusted Canadian dollar acquisition cost and Canadian dollar tax basis. These deferred tax liabilities were then marked-to-market every quarter, for income tax expense (benefit) purposes, to account for changes in the Canadian dollar to U.S. dollar exchange rate. Post-election, the applicable deferred tax liabilities will be measured on the difference between U.S. GAAP value and U.S. dollar tax basis, and eliminating volatility in the effective tax rate caused by this mark-to-market adjustment.

Mount Milligan

On December 27, 2017, Centerra reported that mill processing operations at Mount Milligan were temporarily suspended due to a lack of sufficient water resources, as a result of Mount Milligan experiencing a drier than normal spring and summer in calendar 2017, with lower than average spring snow melt.

On February 5, 2018, Centerra reported that it recommenced mill processing operations at partial capacity.  During the recent shutdown, Centerra completed a number of steps to increase the flow of water into the tailings storage facility (“TSF”) from which the Mount Milligan mill draws all of its water requirements to supply milling operations.  Such steps included adding pumps to existing water wells, increasing pump sizes to increase the flow rate, and drilling additional wells.  Current make-up water sources for the TSF are from normal surface run-off, groundwater wells internal to the TSF, and from base underdrain towers that access process water underlying the TSF.

Centerra expects to resume milling operations at full capacity in April, when additional fresh water becomes available from surface run-off after the spring melt.  As a further, longer-term mitigation measure, Centerra filed an amendment to Mount Milligan’s Environmental Assessment to allow pumping of water from a nearby lake (Phillip Lake) and has received additional related permits.

Due to the timing of shipments and deliveries of gold and copper, the impact of the temporary shutdown is likely to be reflected in Royal Gold’s mid-calendar 2018 results, as some of the deliveries of gold and copper that were expected in the June through August 2018 period will be deferred to a later date.

Pascua-Lama

On January 18, 2018, Barrick reported that it is analyzing a revised sanction related to the Pascua-Lama project issued by Chile’s Superintendencia del Medio Ambiente (“SMA”) on January 17, 2018.  The sanction is part of a re-evaluation process ordered by Chile’s Environmental Court in 2014 and relates to historical compliance matters at the Pascua-Lama project.  According to Barrick, the SMA has not revoked Pascua-Lama’s environmental permit, but has ordered the closure of existing facilities on the Chilean side of the project, in addition to certain monitoring activities.

Barrick also reported that closure of existing surface facilities in Chile is consistent with its plan to advance a prefeasibility study for underground mining operations at Pascua-Lama, which would address a number of community concerns by reducing the overall environmental impact of the project. Barrick reported that it is currently undertaking a number of optimization studies in order to complete the prefeasibility study.

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On February 6, 2018, in light of the SMA order to close surface facilities in Chile, and current plans to evaluate an underground mine, Barrick announced it is reclassifying Pascua-Lama’s proven and probable gold reserves3 of approximately 14 million ounces, which are based on an open pit mine plan, as mineralized material.4 Barrick reported that it will include further details in its February 14, 2018 year-end results release and an update on the Pascua-Lama project at its February 22, 2018 Investor Day.

We own a 0.78% to 5.45% sliding-scale net smelter return (“NSR”) gold royalty and a 1.09% NSR copper royalty on the Pascua-Lama project.  Our royalty interests are applicable to all gold and copper production from the portion of the Pascua-Lama project lying on the Chilean side of the border.  The Company’s carrying value for its royalty interests at Pascua-Lama is approximately $416.8 million as of December 31, 2017. We are currently evaluating Barrick’s reserves reclassification announcement to properly assess the impact, if any, of our carrying value at Pascua-Lama.

Wassa and Prestea

Under our stream agreement, the gold stream percentage at Wassa and Prestea increased to 10.5%, from 9.25%, effective January 1, 2018. Golden Star expects consolidated calendar 2018 gold production to be between 230,000 and 255,000 ounces.

Rainy River

On October 19, 2017, New Gold announced that its Rainy River mine, located near Fort Frances, Ontario, achieved commercial production approximately two weeks ahead of schedule.  The milling rate for the month of December averaged 21,000 tonnes per day, which is the nameplate capacity for the facility. New Gold estimates that approximately 21,500 ounces of gold and 185,000 ounces of silver will be delivered to Royal Gold in calendar 2018.

Royal Gold has a streaming interest on 6.5% of the gold (3.25% after delivery of 230,000 ounces) and 60% of the silver (30% after delivery of 3,100,000 ounces) produced at Rainy River. At calendar year-end 2016, New Gold reported reserves of approximately 3.9 million ounces of gold reserves and 10 million ounces of silver reserves at Rainy River.3

[3]	Cautionary Note to U.S. Investors Concerning Estimates of Proven and Probable Mineral Reserves and Measured and Indicated Mineral Resources: The mineral reserve estimates reported by Barrick and New Gold were prepared in accordance with Canadian Institute of Mining, Metallurgy and Petroleum Definition Standards for Mineral Resources and Mineral Reserves. Royal Gold has not reconciled the reserve estimates provided by Barrick and New Gold with definitions of reserves used by the U.S. Securities and Exchange Commission.

[4]	The U.S. Securities and Exchange Commission does not recognize this term. Mineralized material is that part of a mineral system that has potential economic significance but cannot be included in the proven and probable ore reserve estimates until further drilling and metallurgical work is completed, and until other economic and technical feasibility factors based upon such work have been resolved. Investors are cautioned not to assume that any part or all of the mineral deposits in this category will ever be converted into reserves.
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Second Quarter Overview

Second quarter revenue was $114.4 million compared to $107.0 million in the prior year quarter. Stream and royalty revenue totaled $79.3 million and $35.1 million, respectively, for the second quarter. Revenue increased due to higher gold production at Andacollo, Wassa and Prestea, and new gold production from our Rainy River stream, partially offset by a net revenue decrease at Mount Milligan.

Second quarter cost of sales of $19.9 million was below the $22.5 million recorded in the prior year quarter, driven by lower gold sales from Mount Milligan.

General and administrative expenses increased to $9.6 million in the second quarter, compared to $7.5 million in the prior year quarter. The increase was primarily related to an increase in legal costs of approximately $1.7 million.

Exploration costs, which are related to our Peak Gold Joint Venture, were $1.4 million in the second quarter, a decrease from the prior year quarter.

Interest and other income was $0.6 million, down from $7.5 million in the prior year quarter, when the Company recognized several one-time items.

Income tax expense totaled $48.4 million, compared with an income tax expense of $5.0 million in the prior year quarter. This resulted in an effective tax rate of 148.5% in the current period, compared with 15.7% in the prior year quarter. The increase in the effective tax rate is primarily attributable to the effects of U.S. tax reform and a non-cash functional currency election at certain of our Canadian subsidiaries.

At December 31, 2017, we had current assets of $165.5 million compared to current liabilities of $41.6 million, resulting in working capital of $123.9 million. This compares to current assets of $155.8 million and current liabilities of $39.7 million at September 30, 2017, resulting in working capital of $116.1 million.

During the second quarter, liquidity needs were met from our available cash resources and $94.5 million in revenue net of our streaming payments. The Company repaid $50 million of the outstanding revolving credit facility during the quarter resulting in $850 million available and $150 million outstanding under its revolving credit facility as of December 31, 2017. Working capital, combined with the Company’s undrawn revolving credit facility, totaled approximately $975 million of liquidity at December 31, 2017.

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PROPERTY HIGHLIGHTS

A summary of second quarter and historical production reported can be found on Tables 1 and 2. Calendar year 2017 operator production estimates of certain properties in which we have interests compared to actual production through December 31, 2017 can be found on Table 3. Results of our streaming business for the second quarter, compared to the prior year quarter, can be found on Table 4. Highlights at certain of the Company’s principal producing and development properties during the second quarter, compared to the prior year quarter, are detailed in our Annual Report on Form 10-K.

CORPORATE PROFILE

Royal Gold is a precious metals stream and royalty company engaged in the acquisition and management of precious metal streams, royalties and similar production based interests. The Company owns interests on 194 properties on six continents, including interests on 39 producing mines and 23 development stage projects.  Royal Gold is publicly traded on the NASDAQ Global Select Market under the symbol “RGLD.” The Company’s website is located at www.royalgold.com.

For further information, please contact:

Karli Anderson

Vice President Investor Relations

(303) 575-6517

Note: Management’s conference call reviewing the second quarter results will be held on Thursday, February 8, 2018, at noon Eastern Time (10:00 a.m. Mountain Time).  The call will be webcast and archived on the Company’s website for a limited time.

Second Quarter Earnings Call Information:

Dial-In Numbers:	855-209-8260 (U.S.); toll free
855-669-9657 (Canada); toll free
412-542-4106 (International)
Conference Title:	Royal Gold
Webcast URL:	www.royalgold.com under Investors, Events & Presentations

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Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: With the exception of historical matters, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from projections or estimates contained herein. Such forward-looking statements include statements about the impact of recently-enacted tax reform on Royal Gold’s financial results, the impact of the Company’s non-cash functional currency election, the impact of the temporary shutdown and subsequent re-start of mill processing operations at Mount Milligan, the reclassification of gold reserves to mineralized material at Pascua-Lama, Rainy River as a new source of production growth, a higher stream rate at Wassa and Prestea, initial production from Cortez Crossroads, the implementation of the Peñasquito Pyrite Leach Project; and operators’ production estimates for calendar year 2017 and 2018. Net gold and metal reserves attributable to Royal Gold’s stream, royalty and other interests are subject to certain assumptions and, like reserves, do not reflect actual ounces that will be produced. Like any stream, royalty or similar interest on a non-producing or not-yet-in-development project, our interests on development projects are subject to certain risks, such as the ability of the operators to bring the projects into production and operate in accordance with their feasibility studies and mine plans, and the ability of Royal Gold to make accurate assumptions regarding valuation and timing and amount of payments. In addition, many of our interests are subject to risks associated with conducting business in a foreign country, including application of foreign laws to contract and other disputes, foreign environmental laws and enforcement and uncertain political and economic environments. Factors that could cause actual results to differ materially from the projections include, among others, precious metals, copper and nickel prices; performance of and production at the Company's stream and royalty properties, including gold and copper production at Mount Milligan and gold and silver production at Pueblo Viejo; the ability of operators to finance project construction to completion and bring projects into production as expected, including development stage mining properties, mine and mill expansion projects and other development and construction projects; operators’ delays in securing or inability to secure or maintain necessary governmental permits; decisions and activities of the operators of the Company's stream and royalty properties; unanticipated grade, environmental, geological, seismic, metallurgical, processing, liquidity or other problems the operators of the Company’s stream and royalty properties may encounter; operators’ inability to access sufficient raw materials, water or power; changes in operators’ project parameters as plans continue to be refined; changes in estimates of reserves and mineralization by the operators of the Company’s stream and royalty properties; contests to the Company’s stream and royalty interests and title and other defects to the Company’s stream and royalty properties; errors or disputes in calculating stream deliveries and royalty payments, or deliveries or payments not made in accordance with stream and royalty agreements; economic and market conditions; changes in laws governing the Company and its stream and royalty interests or the operators of the properties subject to such interests, and other subsequent events; as well as other factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other filings with the Securities and Exchange Commission. Most of these factors are beyond the Company’s ability to predict or control. The Company disclaims any obligation to update any forward-looking statement made herein. Readers are cautioned not to put undue reliance on forward-looking statements.

Statement Regarding Third-Party Information:  Certain information provided in this press release, including production estimates for calendar 2017 and 2018, has been provided to us by the operators of the relevant properties or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. Royal Gold has not verified, and is not in a position to verify, and expressly disclaims any responsibility for, the accuracy, completeness or fairness of such third-party information and refers the reader to the public reports filed by the operators for information regarding those properties.

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TABLE 1

Second Quarter Fiscal 2018

Revenue and Operators’ Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

		Three Months Ended			Three Months Ended
		December 31, 2017			December 31, 2016
			Reported				Reported
Stream/Royalty	Metal(s)	Revenue	Production[1]		Revenue		Production[1]
Stream:
Pueblo Viejo[2]		$26,355				$26,437
	Gold		14,500	oz.			13,700	oz.
	Silver		469,600	oz.			543,300	oz.
Mount Milligan	Gold	$21,632	12,600	oz.		$31,664	25,700	oz.
	Copper		1.8	Mlbs.			N/A
Andacollo	Gold	$21,601	17,000	oz.		$10,985	9,200	oz.
Wassa and Prestea	Gold	$8,629	6,800	oz.		$4,921	4,000	oz.
Rainy River	Gold	$1,070	800	oz.	$	N/A	N/A
Total stream revenue		$79,287				$74,007

Royalty:
Peñasquito		$6,190				$7,134
	Gold		71,100	oz.			185,400	oz.
	Silver		5.1	Moz.			5.0	Moz.
	Lead		33.4	Mlbs.			33.6	Mlbs.
	Zinc		94.4	Mlbs.			70.5	Mlbs.
Cortez	Gold	$2,934	25,000	oz.		$1,834	14,500	oz.
Other[3]	Various	$25,937	N/A			$23,986	N/A
Total royalty revenue		$35,061				$32,954
Total Revenue		$114,348				$106,961

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TABLE 1

Second Quarter Fiscal 2018

Revenue and Operators’ Reported Production for Principal Stream and Royalty Interests

(In thousands, except reported production in oz. and lbs.)

		Six Months Ended			Six Months Ended
		December 31, 2017			December 31, 2016
			Reported			Reported
Stream/Royalty	Metal(s)	Revenue	Production[1]		Revenue	Production[1]
Stream:
Mount Milligan		$53,584			$70,050
	Gold		31,300	oz.		54,600	oz.
	Copper		4.4	Mlbs.		N/A
Pueblo Viejo[2]		$51,758			$47,387
	Gold		27,400	oz.		24,600	oz.
	Silver		1.0	Moz.		866,600	oz.
Andacollo	Gold	$33,938	26,700	oz.	$31,154	24,400	oz.
Wassa and Prestea	Gold	$17,699	13,900	oz.	$10,920	8,600	oz.
Rainy River	Gold	$1,070	800	oz.	N/A	N/A
Total stream revenue		$158,049			$159,511

Royalty:
Peñasquito		$13,986			$12,955
	Gold		205,100	oz.		285,500	oz.
	Silver		11.0	Moz.		10.3	Moz.
	Lead		69.6	Mlbs.		66.6	Mlbs.
	Zinc		186.8	Mlbs.		143.5	Mlbs.
Cortez	Gold	$5,922	54,900	oz.	$3,874	36,300	oz.
Other[3]	Various	$48,867	N/A		$48,569	N/A
Total royalty revenue		$68,775			$65,398
Total revenue		$226,824			$224,909

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TABLE 2

Operators’ Historical Production

				Reported Production For The Quarter Ended[1]
Property	Stream/Royalty	Operator	Metal(s)	Dec. 31, 2017		Sep. 30, 2017		Jun. 30, 2017		Mar. 31, 2017		Dec. 31, 2016
Stream:
Mount Milligan[4]	35.00% of payable gold; 18.75% of payable copper	Centerra	Gold	12,600	oz.	18,600	oz.	19,800	oz.	28,900	oz.	25,700	oz.
			Copper	1.8	Mlbs.	2.6	Mlbs.	2.6	Mlbs.	N/A		N/A
Pueblo Viejo	7.5% of gold produced up to 990,000 ounces; 3.75% therafter	Barrick (60%)	Gold	14,500	oz.	12,900	oz.	10,500	oz.	15,600	oz.	13,700	oz.
	75% of payable silver up to 50 million ounces; 37.5% therafter		Silver	469,600	oz.	536,600	oz.	374,500	oz.	322,000	oz.	543,300	oz.
Andacollo	100% of gold produced	Teck	Gold	17,000	oz.	9,700	oz.	14,900	oz.	8,500	oz.	9,200	oz.
Rainy River	6.5% of gold produced up to 230,000 ounces; 3.25% therafter	New Gold	Gold	800	oz.	N/A		N/A		N/A		N/A
Wassa and Prestea	9.25% of gold produced up to 240,000 ounces; 5.5% therafter	Golden Star	Gold	6,800	oz.	7,100	oz.	6,300	oz.	5,400	oz.	4,000	oz.
Royalty:
Peñasquito	2.0% NSR	Goldcorp
			Gold	71,100	oz.	134,000	oz.	133,300	oz.	137,500	oz.	185,400	oz.
			Silver	5.1	Moz.	5.9	Moz.	5.6	Moz.	4.8	Moz.	5.0	Moz.
			Lead	33.4	Mlbs.	36.2	Mlbs.	27.4	Mlbs.	31.3	Mlbs.	33.6	Mlbs.
			Zinc	94.4	Mlbs.	92.4	Mlbs.	85.7	Mlbs.	88.5	Mlbs.	70.5	Mlbs.
Cortez	GSR1 and GSR2, GSR3, NVR1	Barrick	Gold	25,000	oz.	29,900	oz.	16,600	oz.	11,300	oz.	14,500	oz.

FOOTNOTES

Tables 1 and 2

[1]	Reported production relates to the amount of metal sales that are subject to our stream and royalty interests for the stated period, as reported to us by operators of the mines.

[2]	The first silver stream deliveries were in March 2016, with the first silver sales made during the June 2016 quarter.

[3]	Individually, no stream or royalty included within the “Other” category contributed greater than 5% of our total revenue for the entire period.

[4]	Reflects the October 20, 2016 amendment to our Mount Milligan streaming agreement. Prior to the amendment, Royal Gold held a 52.25% gold stream. Gold concentrate that was in transit at October 20, 2016 was delivered to us under the 52.25% gold stream. Royal Gold began receiving gold and copper deliveries reflecting the amended stream agreement in April 2017.

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TABLE 3

Calendar 2017 Operator’s Production Estimate vs Actual Production

	Calendar 2017 Operator's Production			Calendar 2017 Operator's Production
	Estimate[1]			Actual[2,3]
	Gold	Silver	Base Metals	Gold	Silver	Base Metals
Stream/Royalty	(oz.)	(oz.)	(lbs.)	(oz.)	(oz.)	(lbs.)
Stream:
Andacollo[4]	61,600			54,500
Mount Milligan[5]	235,000-255,000		55 - 65 million	164,000		41.3 million
Pueblo Viejo[6]	635,000-650,000	Not provided		468,000	Not provided
Wassa and Prestea[7]	255,000-280,000			267,600
Royalty:
Cortez GSR1	102,200			81,800
Cortez GSR2	1,600			1,000
Cortez GSR3	103,800			82,800
Cortez NVR1	63,900			43,800
Peñasquito[8]	410,000	Not provided		393,000	16.0 million
Lead			125 million			96.8 million
Zinc			325 million			263.2 million

[1]	Production estimates received from our operators are for calendar 2017. There can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward-looking statements and the statement regarding third party information contained in this press release, as well as the Risk Factors identified in Part I, Item 1A, of our Fiscal 2017 Form 10-K for information regarding factors that could affect actual results.

[2]	Actual production figures shown are from our operators and cover the period January 1, 2017 through December 31, 2017.

[3]	Actual production figures for Cortez are based on information provided to us by Barrick Gold Corporation, and actual production figures for Andacollo, Mount Milligan, Pueblo Viejo, Peñasquito (gold) and Wassa and Prestea are the publicly reported figures of the operators of those properties.

[4]	The estimated and actual production figures shown for Andacollo are contained gold in concentrate.

[5]	The estimated and actual production figures shown for Mount Milligan are payable gold and copper in concentrate.

[6]	The estimated and actual production figures shown for Pueblo Viejo are payable gold in doré and represent Barrick’s 60% interest in Pueblo Viejo.

[7]	The estimated gold production figures shown for Wassa and Prestea are payable gold in concentrate and doré.

[8]	The estimated and actual gold production figures shown for Peñasquito are payable gold in concentrate. The operator did not provide estimated silver, lead and zinc production.

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TABLE 4

Stream Summary

	Three Months Ended		Three Months Ended		As of	As of
	December 31, 2017		December 31, 2016		December 31, 2017	June 30, 2017
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Mount Milligan	17,700	12,700	23,500	25,700	5,200	100
Andacollo	13,500	17,000	9,200	9,200	-	100
Pueblo Viejo	12,600	14,500	15,600	13,700	8,500	12,900
Wassa and Prestea	6,000	6,800	4,300	4,000	500	1,000
Rainy River	1,000	800	-	-	200	-
Total	50,800	51,800	52,600	52,600	14,400	14,100

	Three Months Ended		Three Months Ended		As of	As of
	December 31, 2017		December 31, 2016		December 31, 2017	June 30, 2017
Silver Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	260,200	469,600	322,500	543,300	260,800	536,800
Rainy River	11,900	-	-	-	11,900	-
Total	272,100	469,600	322,500	543,300	272,700	536,800

	Three Months Ended		Three Months Ended		As of	As of
	December 31, 2017		December 31, 2016		December 31, 2017	June 30, 2017
Copper Stream	Purchases (tonnes)	Sales (tonnes)	Purchases (tonnes)	Sales (tonnes)	Inventory (tonnes)	Inventory (tonnes)
Mount Milligan	1,245	819	N/A	N/A	426	-

	Six Months Ended		Six Months Ended		As of	As of
	December 31, 2017		December 31, 2016		December 31, 2017	June 30, 2017
Gold Stream	Purchases (oz.)	Sales (oz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Mount Milligan	36,400	31,300	53,400	54,600	5,200	100
Andacollo	26,500	26,700	24,500	24,400	-	100
Pueblo Viejo	23,100	27,400	29,200	24,600	8,500	12,900
Wassa and Prestea	13,400	13,900	8,900	8,600	500	1,000
Rainy River	1,000	800	-	-	200	-
Total	100,400	100,100	116,000	112,200	14,400	14,100

	Six Months Ended		Six Months Ended		As of	As of
	December 31, 2017		December 31, 2016		December 31, 2017	June 30, 2017
Silver Stream	Purchases (Moz.)	Sales (Moz.)	Purchases (oz.)	Sales (oz.)	Inventory (oz.)	Inventory (oz.)
Pueblo Viejo	730,200	1,006,200	865,800	866,600	260,800	536,800
Rainy River	11,900	-	-	-	11,900	-
Total	742,100	1,006,200	865,800	866,600	272,700	536,800

	Six Months Ended		Six Months Ended		As of	As of
	December 31, 2017		December 31, 2016		December 31, 2017	June 30, 2017
Copper Stream	Purchases (tonnes)	Sales (tonnes)	Purchases (tonnes)	Sales (tonnes)	Inventory (tonnes)	Inventory (tonnes)
Mount Milligan	2,414	1,988	N/A	N/A	426	-

ROYAL GOLD, INC.

Consolidated Balance Sheets

(In thousands except share data)

	December 31, 2017	June 30, 2017
ASSETS
Cash and equivalents	$98,132	$85,847
Royalty receivables	29,285	26,886
Income tax receivable	27,366	22,169
Stream inventory	7,359	7,883
Prepaid expenses and other	3,337	822
Total current assets	165,479	143,607
Stream and royalty interests, net	2,810,616	2,892,256
Other assets	53,305	58,202
Total assets	$3,029,400	$3,094,065
LIABILITIES
Accounts payable	$2,251	$3,908
Dividends payable	16,363	15,682
Income tax payable	15,097	5,651
Foreign withholding taxes payable	3,451	3,425
Other current liabilities	4,413	5,617
Total current liabilities	41,575	34,283
Debt	493,486	586,170
Deferred tax liabilities	147,548	121,330
Uncertain tax positions	30,187	25,627
Other long-term liabilities	16,787	6,391
Total liabilities	729,583	773,801
Commitments and contingencies
EQUITY
Preferred stock, $.01 par value, 10,000,000 shares authorized; and 0 shares issued
Common stock, $.01 par value, 200,000,000 shares authorized; and 65,307,285 and 65,179,527 shares outstanding, respectively	653	652
Additional paid-in capital	2,186,648	2,185,796
Accumulated other comprehensive income	687	879
Accumulated earnings	69,842	88,050
Total Royal Gold stockholders’ equity	2,257,830	2,275,377
Non-controlling interests	41,987	44,887
Total equity	2,299,817	2,320,264
Total liabilities and equity	$3,029,400	$3,094,065

ROYAL GOLD, INC.

Consolidated Statements of Operations and Comprehensive (Loss) Income

(In thousands except for per share data)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Revenue	$114,348	$106,961	$226,824	$224,909

Costs and expenses
Cost of sales	19,863	22,502	40,282	45,163
General and administrative	9,555	7,538	16,455	18,045
Production taxes	602	445	1,145	942
Exploration costs	1,358	2,476	4,561	5,764
Depreciation, depletion and amortization	42,008	39,519	81,701	79,621
Total costs and expenses	73,386	72,480	144,144	149,535

Operating income	40,962	34,481	82,680	75,374

Interest and other income	645	7,488	1,634	9,045
Interest and other expense	(9,034)	(9,823)	(17,651)	(18,128)
Income before income taxes	32,573	32,146	66,663	66,291

Income tax expense	(48,360)	(5,044)	(55,904)	(12,232)
Net (loss) income	(15,787)	27,102	10,759	54,059
Net loss attributable to non-controlling interests	1,022	960	3,105	3,791
Net (loss) income attributable to Royal Gold common stockholders	$(14,765)	$28,062	$13,864	$57,850

Net (loss) income	$(15,787)	$27,102	$10,759	$54,059
Adjustments to comprehensive (loss) income, net of tax
Unrealized change in market value of available-for-sale securities	(390)	822	(193)	822
Comprehensive (loss) income	(16,177)	27,924	10,566	54,881
Comprehensive loss attributable to non-controlling interests	1,022	960	3,105	3,791
Comprehensive (loss) income attributable to Royal Gold stockholders	$(15,155)	$28,884	$13,671	$58,672

Net (loss) income per share available to Royal Gold common stockholders:
Basic (loss) earnings per share	$(0.23)	$0.43	$0.21	$0.89
Basic weighted average shares outstanding	65,306,766	65,149,518	65,271,131	65,133,102
Diluted (loss) earnings per share	$(0.23)	$0.43	$0.21	$0.88
Diluted weighted average shares outstanding	65,306,766	65,253,209	65,460,430	65,264,137
Cash dividends declared per common share	$0.25	$0.24	$0.49	$0.47

ROYAL GOLD, INC.

Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended		Six Months Ended
	December 31,	December 31,	December 31,	December 31,
	2017	2016	2017	2016
Cash flows from operating activities:
Net (loss) income	$(15,787)	$27,102	$10,759	$54,059
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation, depletion and amortization	42,008	39,519	81,701	79,621
Amortization of debt discount and issuance costs	3,734	3,400	7,413	6,751
Non-cash employee stock compensation expense	2,021	2,299	4,395	6,443
Deferred tax expense (benefit)	29,685	(2,181)	28,958	(3,211)
Other	65	(4,485)	(158)	(4,638)
Changes in assets and liabilities:
Royalty receivables	(206)	(87)	(2,399)	(7,135)
Stream inventory	435	2,436	524	(689)
Income tax receivable	(1,343)	3,163	(5,197)	(52)
Prepaid expenses and other assets	1,326	889	(328)	(835)
Accounts payable	(673)	(3,609)	(1,658)	(1,832)
Income tax payable	3,410	1,144	9,445	(12,120)
Foreign withholding taxes payable	(11)	550	26	1,636
Uncertain tax positions	2,067	(322)	4,560	6,052
Other liabilities	8,894	(54)	9,193	822
Net cash provided by operating activities	$75,625	$69,764	$147,234	$124,872

Cash flows from investing activities:
Acquisition of stream and royalty interests	-	(102,735)	-	(192,818)
Other	(189)	2,000	(94)	1,774
Net cash used in investing activities	$(189)	$(100,735)	$(94)	$(191,044)

Cash flows from financing activities:
Borrowings from revolving credit facility	-	-	-	70,000
Repayment of revolving credit facility	(50,000)	-	(100,000)	-
Net payments from issuance of common stock	(12)	(282)	(3,541)	(2,320)
Common stock dividends	(15,709)	(15,023)	(31,391)	(30,035)
Purchase of additional royalty interest from non-controlling interest	-	(413)	-	(1,438)
Other	22	(2,365)	77	(2,680)
Net cash (used in) provided by financing activities	$(65,699)	$(18,083)	$(134,855)	$33,527
Net increase (decrease) in cash and equivalents	9,737	(49,054)	12,285	(32,645)
Cash and equivalents at beginning of period	88,395	133,042	85,847	116,633
Cash and equivalents at end of period	$98,132	$83,988	$98,132	$83,988

SCHEDULE A

Non-GAAP Financial Measures

Non-GAAP financial measures are intended to provide additional information only and do not have any standard meaning prescribed by generally accepted accounting principles (“GAAP”). These measures should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP.

Our management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis; as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; in communications with the board of directors, stockholders, analysts and investors concerning our financial performance; as useful comparisons to the performance of our competitors; and as metrics of certain management incentive compensation calculations. We believe that these measures are used by and are useful to investors and other users of our financial statements in evaluating our operating performance because they provide an additional tool to evaluate our performance without regard to special and non-core items, which can vary substantially from company to company depending upon accounting methods, book value of assets and capital structure. We have provided reconciliations of all non-GAAP measures to their nearest U.S. GAAP measures and have consistently applied the adjustments within our reconciliations in arriving at each non-GAAP measure. We consider these items to be necessary adjustments for purposes of evaluating our ongoing business performance and are often considered non-recurring. Such adjustments are subjective and involve significant management judgment.

Adjusted EBITDA Reconciliation

Adjusted EBITDA is defined by the Company as net income (loss) plus depreciation, depletion and amortization, non-cash charges, income tax expense, interest and other expense, and any impairment of mining assets, less non-controlling interests in operating loss (income) of consolidated subsidiaries, interest and other income, and any royalty portfolio restructuring gains or losses. Other companies may define and calculate this measure differently. Adjusted EBITDA identifies the cash generated in a given period that will be available to fund the Company's future operations, growth opportunities, shareholder dividends and to service the Company's debt obligations. This information differs from measures of performance determined in accordance with U.S. GAAP and should not be considered in isolation or as a substitute for measures of performance determined in accordance with U.S. GAAP. See the table below for a reconciliation of net income to Adjusted EBITDA.

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2017	2016	2017	2016

Net (loss) income	$(15,787)	$27,102	$10,759	$54,059
Depreciation, depletion and amortization	42,008	39,519	81,701	79,621
Non-cash employee stock compensation	2,021	2,299	4,395	6,443
Interest and other, net	8,389	2,335	16,017	9,083
Income tax expense	48,360	5,044	55,904	12,232
Non-controlling interests in operating loss of consolidated subsidiaries	1,022	2,091	3,105	5,076
Adjusted EBITDA	$86,013	$78,390	$171,881	$166,514

SCHEDULE A

Adjusted Net (Loss) Income Reconciliation

Management of the Company uses adjusted net income (loss) to evaluate the Company’s operating performance, and for planning and forecasting future business operations. The Company believes the use of adjusted net income (loss) allows investors and analysts to understand the results relating to receipt of revenue from its royalty interests and purchase and sale of gold from its streaming interests by excluding certain items that have a disproportionate impact on our results for a particular period. The net income (loss) adjustments are presented net of tax generally at the Company’s statutory effective tax rate. Management’s determination of the components of adjusted net income (loss) are evaluated periodically and based, in part, on a review of non-GAAP financial measures used by mining industry analysts. Net income (loss) attributable to Royal Gold stockholders is reconciled to adjusted net income (loss) as follows:

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	(Unaudited, in thousands)		(Unaudited, in thousands)
	2017	2016	2017	2016

Net (loss) income attributable to Royal Gold common stockholders	$(14,765)	$28,062	$13,864	$57,850

Preliminary impacts of U.S. tax legislation	26,400	-	26,400	-
Income tax foreign currency election	15,900	-	15,900	-
Non-recurring gains on restructuring of certain stream and royalty interests, net of tax	-	(4,717)	-	(4,717)

Adjusted net income attributable to Royal Gold common stockholders	$27,535	$23,345	$56,164	$53,133

Net (loss) income attributable to Royal Gold common stockholders per basic share	$(0.23)	$0.43	$0.21	$0.89

Preliminary impacts of U.S. tax legislation	0.40	-	0.40	-
Income tax foreign currency election	0.24	-	0.24	-
Non-recurring gains on restructuring of certain stream and royalty interests, net of tax	-	(0.07)	-	(0.07)

Adjusted net income attributable to Royal Gold common stockholders per basic share	$0.41	$0.36	$0.85	$0.82

Net (loss) income attributable to Royal Gold common stockholders per diluted share	$(0.23)	$0.43	$0.21	$0.88

Preliminary impacts of U.S. tax legislation	0.40	-	0.40	-
Income tax foreign currency election	0.24	-	0.24	-
Non-recurring gains on restructuring of certain stream and royalty interests, net of tax	-	(0.07)	-	(0.07)

Adjusted net income attributable to Royal Gold common stockholders per diluted share	$0.41	$0.36	$0.85	$0.81